UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2024

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 21, 2024, Sangamo Therapeutics, Inc. (“Sangamo” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market consistent with the rules of the Nasdaq Stock Market (the “Registered Direct Offering”), 24,761,905 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”) and pre-funded warrants to purchase up to an aggregate of 3,809,523 shares of Common Stock (the “Pre-Funded Warrants”), together with accompanying warrants to purchase up to an aggregate of 28,571,428 shares of Common Stock (the “Purchase Warrants,” and together with the Pre-Funded Warrants, the “Warrants”). The combined offering price of each share of Common Stock and accompanying Purchase Warrant is $0.84. The combined offering price of each Pre-Funded Warrant and accompanying Purchase Warrant is $0.83 (equal to the combined purchase price per share of Common Stock and accompanying Purchase Warrant, minus $0.01). All of the securities being sold in this offering are being sold by Sangamo. The gross proceeds to Sangamo from the Registered Direct Offering are expected to be approximately $24.0 million, before deducting the placement agents’ fees and other offering expenses payable by the Company. The offering is expected to close on or about March 26, 2024, subject to customary closing conditions.

Each Pre-Funded Warrant will have an initial exercise price per share of $0.01, subject to certain adjustments. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99%, 9.99% or 14.99% (at the election of the holder prior to the issuance of the Pre-Funded Warrant) of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to the Company subject to the terms of the Pre-Funded Warrants.

Each Purchase Warrant will have an initial exercise price per share of $1.00, subject to certain adjustments. The Purchase Warrants will be exercisable six months after the date of issuance and may be exercised thereafter at any time until expiration five and a half years after the date of issuance. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Purchase Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% or 14.99% (at the election of the holder prior to the issuance of the Purchase Warrant) of the Company’s outstanding Common Stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% (if exceeding such percentage would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) upon 61 days’ notice to the Company subject to the terms of the Purchase Warrants.

The Purchase Agreement contains customary representations, warranties and agreements by Sangamo, customary conditions to closing, indemnification obligations of Sangamo, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

Barclays Capital Inc. and Cantor Fitzgerald & Co. acted as the placement agents (the “Placement Agents”) in connection with the Registered Direct Offering pursuant to the Placement Agent Agreement, dated March 21, 2024 (the “Placement Agent Agreement”), by and among the Company and the Placement Agents. Pursuant to the Placement Agent Agreement, the Placement Agents will be entitled to a cash fee equal to 6% of the gross proceeds raised in the Registered Direct Offering and reimbursement of certain out-of-pocket expenses.

The offering is being made pursuant to Sangamo’s effective registration statement on Form S-3 (Registration Statement No. 333-255792) previously filed with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder.

The foregoing is only a brief description of the terms of the Warrants, Purchase Agreement and Placement Agent Agreement and does not purport to be a complete statement of the rights and obligations of the parties under the Warrants, Purchase Agreement, Placement Agent Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant, form of Purchase Warrant, Purchase Agreement and Placement Agent Agreement that are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This report contains forward-looking statements, including, without limitation, statements relating to Sangamo’s expectations regarding the completion of the offering. These forward-looking statements are based upon Sangamo’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the offering, the uncertain research and product development process, and other risks detailed in Sangamo’s filings with the SEC, including Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2023 and in the prospectus supplement relating to the offering, filed with the SEC on March 25, 2024. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Sangamo undertakes no duty to update such information except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock.

4.2	Form of Warrant to Purchase Common Stock.

5.1	Opinion of Cooley LLP.

10.1	Form of Securities Purchase Agreement, dated March 21, 2024 by and among Sangamo Therapeutics, Inc. and the purchasers party thereto.

10.2	Placement Agent Agreement, dated March 21, 2024 by and among Sangamo Therapeutics, Inc. and Barclays Capital Inc. and Cantor Fitzgerald & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

By:	/s/ SCOTT B. WILLOUGHBY
Name:	Scott B. Willoughby
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: March 25, 2024